Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

of

ARIAD PHARMACEUTICALS, INC.,

(A Delaware Corporation)

As adopted on ~~August 25, 2009~~April 28, 2014

ARTICLE 1

DEFINITIONS

As used in these Bylaws, unless the context otherwise requires, the term:

1.1 “Assistant Secretary” means an Assistant Secretary of the Corporation.

1.2 “Assistant Treasurer” means an Assistant Treasurer of the Corporation.

1.3 “Board” means the Board of Directors of the Corporation.

1.4 “Bylaws” means the duly adopted bylaws of the Corporation, as amended from time to time.

1.5 “Certificate of Incorporation” means the initial certificate of incorporation of the Corporation, as amended, supplemented or restated from time to time.

1.6 “Chairman” means the Chairman of the Board of Directors of the Corporation.

1.7 “Chief Executive Officer” means the Chief Executive Officer of the Corporation.

1.8 “Corporation” means ARIAD Pharmaceuticals, Inc.

1.9 “Directors” means Directors of the Corporation.

1.10 “Entire Board” means all Directors of the Corporation in office, whether or not present at a meeting of the Board, but disregarding vacancies.

1.11 “General Corporation Law” means the General Corporation Law of the State of Delaware, as amended from time to time.

1.12 “Office of the Corporation” means the principal executive office of the Corporation, anything in Section 131 of the General Corporation Law to the contrary notwithstanding.

1.13 “President” means the President of the Corporation.

1.14 “Secretary” means the Secretary of the Corporation.

1.15 “Stockholder” means a stockholder of the Corporation and “Stockholders” means stockholders of the Corporation.

1.16 “Treasurer” means the Treasurer of the Corporation.

1.17 “Vice President” means a Vice President of the Corporation.

ARTICLE 2

STOCKHOLDERS

2.1 Place of Meetings. Every meeting of Stockholders shall be held at the office of the Corporation or at such other place within or without the State of Delaware as shall be specified or fixed in the notice of such meeting or in the waiver of notice thereof. The Board may, in its discretion, determine that a meeting of Stockholders will not be held at any place but may instead be held solely by means of remote communication as provided in Section 211(a) of the General Corporation Law.

2.2 Annual Meeting. The annual meeting of Stockholders shall be held each year on a date and at a time designated by the Board. At the meeting, Directors shall be elected and any other business properly brought before the meeting in accordance with these Bylaws may be transacted.

2.3 Special Meetings. A special meeting of Stockholders, unless otherwise prescribed by statute, may only be called by the Board, the Chief Executive Officer or, upon the direction of either of the foregoing, the Secretary, and may not be called by any other person or persons. A special meeting of Stockholders called in accordance with this Section 2.3 shall be, for purposes of these Bylaws, a special meeting called by the Corporation. At any special meeting of Stockholders only such business may be transacted as is related to the purpose or purposes of such meeting set forth in the Corporation’s notice thereof given pursuant to Section 2.4 hereof.

2.4 Notice of Meetings of Stockholders. Except as otherwise provided in Section 2.5 hereof, whenever under the provisions of any law, the Certificate of Incorporation or these Bylaws, Stockholders are required or permitted to take any action at a meeting, notice shall be given in writing or by electronic transmission stating the place (except in the case of a meeting held solely by remote communication as provided in Section 211(a) of the General Corporation Law), date and hour, and purpose or purposes of the meeting, and the means of remote communication, if any, by which Stockholders and proxy holders may be deemed present and vote at such meeting. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, a copy of the notice of any meeting shall be given, personally; by mail, telephone or facsimile; or by electronic transmission, in each case not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each Stockholder entitled to notice of or to vote at such meeting. Such notice shall be deemed to be given when transmitted, except, if mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the Stockholder at his, her or its address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary, or of the transfer agent or a similar entity performing shareholder- or proxy-related services for the Corporation, that the notice required by this Section 2.4 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.5 Waivers of Notice. Whenever the giving of any notice is required by law, the Certificate of Incorporation or these Bylaws, a waiver thereof, in writing signed by the Stockholder or Stockholders entitled to such notice, or by electronic transmission from such Stockholder or Stockholder with the sender verifiable, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a Stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the Stockholder attends a meeting for the express purpose of objection, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the Stockholders need be specified in any such waiver of notice unless so required by statute, the Certificate of Incorporation or these Bylaws.

2.6 Notice of Stockholder Business and Nominations.

2.6.1 Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board and the proposal of business to be considered by the Stockholders may be made at an annual meeting of Stockholders (a) pursuant to the Corporation’s notice of meeting pursuant to these Bylaws, (b) by or at the direction of the Board (or any duly authorized committee thereof) or the Chairman or (c) by any Stockholder of the Corporation who was a stockholder of record of the Corporation at the time of giving of notice to the Secretary provided for in this Section, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section; provided that clause (c) above shall be the exclusive means for a Stockholder to make any nomination or submit any other business to be considered at an annual meeting of the Stockholders (other than any matter properly brought before the meeting under Rule 14a-8 under the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”), and included in the Corporation’s notice of a meeting of the Stockholders).

(2) At an annual meeting of the Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. For nominations or other business to be properly brought before an annual meeting by a Stockholder pursuant to clause (c) of Section 2.6.1(1), (i) the Stockholder must have given timely notice thereof in writing to the Secretary at the Office of the Corporation and must update and supplement such notice on a timely basis as provided in Section 2.6.1(5), (ii) such other business must otherwise be a proper matter for Stockholder action, (iii) if the Stockholder, or the beneficial owner on whose behalf any such nomination or proposal of other business is made, has provided the Corporation with a Solicitation Notice (as defined below in paragraph (c) of Section 2.6.1(3)), such Stockholder or beneficial owner must have delivered a proxy statement and/or form of proxy, or otherwise solicited proxies, consistently with the representations in the Solicitation Notice, and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 2.6.1(2), the Stockholder or beneficial holder proposing such nomination or other business must not have delivered a proxy statement or form of proxy to holders of the Corporation’s outstanding capital stock or otherwise solicited proxies with respect thereto. To be timely, a Stockholder’s notice shall be delivered to the Secretary at the Office of the Corporation not later than the close of business on the one hundred twentieth (120th) day nor earlier than the close of business on the one hundred fiftieth (150th) day prior to the first anniversary of the preceding year’s annual meeting; provided that, in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the first anniversary of the annual meeting in the preceding year or if an annual meeting was not held in the preceding year, notice by the Stockholder to be timely must be so delivered not earlier than the close of business on the one hundred fiftieth (150th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting and the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting of Stockholders commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above. The Stockholder’s notice shall, at a minimum, contain the information and be accompanied by the documents set forth in Section 2.6.1(3).

(3) Such Stockholder’s notice shall set forth the information and be accompanied by the documents required by the following paragraphs (a), (b) and (c), as applicable.

(a) Such Stockholder’s notice shall set forth and, in the case of clause (v) below, be delivered with, as to each person whom the Stockholder proposes to nominate for election or reelection as a Director (i) the name, age, business address, and (if known to such Stockholder) the residence address of the person, (ii) the principal occupation and employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, and in the case of beneficial ownership, the identity of any other person or entity with whom beneficial ownership is shared, (iv) the date or dates on which beneficial or record ownership of such shares was acquired and the investment or other intent of such person with respect to each such acquisition, (v) a completed, signed and dated questionnaire, representation and agreement required by Section 2.6.1(4), (vi) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among any Proponent (as defined in paragraph (c) below) and any affiliates, associates, or others persons acting in concert with any Proponent with respect to such nomination, on the one hand, and the nominee and his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act if such Proponent were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, ~~and~~ (vii) ~~and~~ any other information relating to such person that is required to be disclosed in a proxy statement or other filings in connection with solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected), and (viii) a statement whether such person, if elected, intends to tender, promptly following such person’s election or reelection, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board of Directors, in accordance with the Corporation’s Corporate Governance Guidelines or such other policies or practices regarding Director elections as in effect at such time. The Corporation may require any proposed nominee, whether nominated under this Section 2.6 or Section 2.13, to furnish such other information as it may reasonably deem necessary or appropriate to determine the eligibility of such proposed nominee to serve as an independent Director of the Corporation or that could be material to a reasonable Stockholder’s understanding of the independence, or lack thereof, of such proposed nominee, and the impact that such proposed nominee’s service on the Board would have on the Corporation’s ability to satisfy the requirements of laws, rules, regulations and listing standards applicable to the Corporation or its Directors.

(b) Such Stockholder’s notice shall set forth the following information, as to any other business that the Stockholder proposes to bring before the meeting for consideration: (i) a description of the business desired to be brought before the Stockholder meeting, (ii) the exact text of the proposal or business (including the exact text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws, the exact text of the proposed amendment), (iii) the reasons for conducting such business at the Stockholder meeting, (iv) any interest in such business, including any anticipated benefit of such business, that is, individually or in the aggregate, material to any of the Proponents, or any of their affiliates, associates or others acting in concert with any of the Proponents, other than solely as a result of ownership of the Corporation’s securities, and (v) any other information relating to any Proponent or the proposed business that would be required to be disclosed in a proxy statement or other filings in connection with solicitations of proxies relating to the proposed business, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(c) Such Stockholder’s notice shall set forth, as to each Stockholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and, collectively, the “Proponents”), (i) the name and address of such Stockholder (including, if applicable, as they appear on the Corporation’s books) and of each other Proponent, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by each Proponent, and in the case of beneficial ownership, the identity of any other person or entity with whom beneficial ownership is shared, (iii) a description of any arrangement, understanding or agreement (whether oral or in writing) among any of the Proponents (as well as any of their respective affiliates or associates), or with any other person or persons (including such person’s name or persons’ names) acting in concert with any of the Proponents, pursuant to or in connection with which the nomination or proposal is to be made by such Stockholder, (iv) a representation that each Proponent is a record holder or beneficial owner, as the case may be, of shares of the Corporation entitled to vote at the meeting to which such Stockholder’s notice relates and whether the Proponent or Proponents, as the case may be, intends or intend to appear in person or by proxy at the meeting to nominate the person or persons or to propose the business set forth in such Stockholder’s notice, (v) a representation whether the Stockholder or other Proponent, if any, intends or is part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect such nominee or nominees or to effect the proposal of other business and/or (2) otherwise solicit proxies from Stockholders in support of each such nomination or proposal (an affirmative statement of such intent, a “Solicitation Notice”), (vi) to the extent known to each Proponent, the name and address of any other Stockholder supporting any such nomination or proposal of other business, (vii) a description of each Derivative Transaction (as defined below) by any Proponent that occurred in the immediately preceding twelve (12) months, including the class, series and number of securities involved in, and the material economic terms of, each such Derivative Transaction, and (viii) any other information relating to each Proponent that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of these Bylaws, “beneficial ownership” shall be determined in the same manner as under Rule 13d-3 under the Exchange Act, except that a person or entity shall nonetheless be deemed to beneficially own any securities of the Corporation as to which such person or entity has the right to acquire beneficial ownership at any time in the future. For purposes of these Bylaws, the term “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, on behalf of, or for the direct or indirect benefit of, any Proponent or any of its affiliates or associates:

(i) the value of which is derived in whole or in part from the value of a class or series of securities of the Corporation,

(ii) which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of any securities of the Corporation,

(iii) the effect or intent of which is to mitigate loss, manage risk or benefit from security value or price changes with respect to securities of the Corporation, or

(iv) which provides the right to vote or increase or decrease the voting power of such Proponent or any of such Proponent’s affiliates or associates with respect to securities of the Corporation,

which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position (for purposes hereof, a person or entity shall be deemed to have a short position in a security of the Corporation if such person or entity, directly or indirectly, though any contract, arrangement, relationship, understanding or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of such security), profit interest, hedge, right to dividends, voting agreement, performance-related fee, or arrangement to borrow or lend shares or other securities (whether or not subject to payment, settlement, exercise or conversion), and any proportionate interest of such Proponent in the securities of the Corporation held, directly or indirectly, by any general or limited partnership, limited liability company, trust or similar entity of which such Proponent is a general partner, managing member, trustee or similar position-holder or, directly or indirectly, owns an interest in such general partner, managing member, trustee or other position-holder. For purposes of these Bylaws, “affiliates” and “associates” have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended.

(4) To be eligible to be a nominee for election as a Director of the Corporation, whether under this Section 2.6 or Section 2.13, an individual nominated pursuant to clause (c) of Section 2.6.1(1) or pursuant to clause (b) of Section 2.6.2, as the case may be, shall (or a person on such nominee’s behalf shall), in accordance with the time periods for delivery of notice under Section 2.6.1(2) and Section 2.6.2, as the case may be, deliver to the Secretary at the Office of the Corporation a completed, signed and dated written questionnaire with respect to the background and qualifications of such nominee (and the background of any person or entity on whose behalf the nomination is being made), which questionnaire shall be provided by the Secretary to the nominee (or person on such nominee’s behalf) upon written request, and a signed and dated written representation and agreement, in the form provided by the Secretary to the nominee (or person on such nominee’s behalf) upon written request, that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in the completed, signed and dated questionnaire or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Corporation, with such person’s fiduciary duties under applicable law; (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director of the Corporation that has not been disclosed in the completed, signed and dated questionnaire; and (c) except as otherwise provided in the questionnaire, would be in compliance, if elected as a Director of the Corporation, and will comply, with all corporate governance, conflict of interest, confidentiality and stock ownership or trading policies and guidelines of the Corporation that are publicly disclosed or disclosed in writing to such nominee prior to or following such nominee’s nomination, including, without limitation, the Corporation’s Code of Conduct and Ethics and Conflict of Interest Policy as in effect from time to time.

(5) A Stockholder providing the Stockholder’s notice required by Section 2.6.1(2) or Section 2.6.2, as the case may be, shall update and supplement such notice in writing, if necessary, so that the information provided for or required to be provided therein is true and correct in all material respects as of (a) the record date for the meeting and (b) if such meeting is adjourned or postponed, the date that is five (5) Business Days prior to the date to which such meeting is adjourned or postponed (or such lesser number of Business Days prior to the date of such adjourned or postponed meeting as is reasonably practicable under the circumstances). In the case of an update and supplement under clause (a) of this Section 2.6.1(5), such update and supplement must be delivered to and received by the Secretary at the Office of the Corporation not later than five (5) Business Days after the record date for the meeting. In the case of an update and supplement under clause (b) of this Section 2.6.1(5), such update and supplement must be delivered to and received by the Secretary at the Office of the Corporation not later than two (2) Business Days prior to the date to which such meeting is adjourned or postponed (or such lesser number of Business Days prior to the date of such adjourned or postponed meeting as is reasonably practicable under the circumstances). For purposes of these Bylaws, a “Business Day” means a day on which commercial banks are generally open for a full day’s regular banking hours in Boston, Massachusetts.

(6) Notwithstanding anything in the third sentence of Section 2.6.1(2) to the contrary, in the event that the number of Directors to be elected to the Board is increased and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board at least ten (10) days before the last day that a Stockholder could otherwise deliver a notice for a nomination in accordance with Section 2.6.1(2), a Stockholder’s notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the Office of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

2.6.2 Special Meetings of Stockholders.

Only such business shall be conducted at a special meeting of Stockholders as shall have been set forth in the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of Stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board (or any duly authorized committee thereof) or the Chairman, or (b) provided that the Board has determined that Directors shall be elected at such meeting, by any Stockholder of the Corporation who is a stockholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.6.2. In the event the Corporation calls a special meeting of Stockholders for the purpose of electing one or more Directors to the Board, any such Stockholder may nominate a person or persons, as the case may be, for election to such position(s) as specified in the Corporation’s notice of meeting, provided that the Stockholder’s notice required by Section 2.6.1(2) and, as a condition of the eligibility of each such nominee for election as a Director, the questionnaire and representation and agreement of each such nominee required by Section 2.6.1(4) are delivered to the Secretary at the Office of the Corporation not earlier than the close of business on the one-hundred fiftieth (150th) day prior to such special meeting nor later than the close of business on the later of the one hundred twentieth (120th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. The Stockholder shall also update and supplement such information on a timely basis as set forth in Section 2.6.1(5). In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a Stockholder’s notice or providing the nominee questionnaire and representation and agreement as described above. Notwithstanding anything to the contrary in these Bylaws, in the event that at anytime (i) Stockholders are authorized, in connection with a special meeting of Stockholders called by the Corporation, to propose any business for consideration by the Stockholders other than the nomination of persons for election or reelection as Directors, or (ii) Stockholders are authorized to call a special meeting of Stockholders and in connection therewith any Stockholder proposes a nominee or nominees for election or reelection as Directors or any other business to be considered by the Stockholders at such meeting, then, in any such case, the provisions of Section 2.6.1 shall apply to such special meeting with the same force and effect as if such special meeting were an annual meeting; provided that, in order to be timely, the Stockholder’s notice required by Section 2.6.1(2) and, in the case of a nomination or nominations by a Stockholder, the questionnaire and representation and agreement of each nominee required by Section 2.6.1(4), shall be delivered to the Secretary at the Office of the Corporation not earlier than the close of business on the one hundred fiftieth (150th) day prior to such special meeting nor later than the close of business on the one hundred twentieth (120th) day prior to such special meeting.

2.6.3 General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to serve as Directors, and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section and, if any proposed nomination or other business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded, which determination and declaration shall be final and binding. Notwithstanding anything in these Bylaws to the contrary, unless otherwise required by law (including, without limitation, Rule 14a-8 under the Exchange Act), if a Stockholder intending to make a nomination for the election of a person to serve on the Board or to propose other business at a meeting under this Section 2.6 does not provide the information required in the Stockholder’s notice or documents required to accompany such notice under this Section 2.6, as applicable, within the time periods provided for in this Section 2.6 (including, without limitation, any update and supplement under Section 2.6.1(5)), or the Stockholder giving such notice (or such Stockholder’s qualified representative) does not appear in person or by proxy at the annual or special meeting of the Stockholders, as the case may be, to which such notice relates to present the nomination or proposal of other business which is the subject of such notice, such nomination or proposal shall not be presented to the Stockholders for consideration and action at the meeting and shall be disregarded, notwithstanding that proxies with respect to such nomination or proposal, as the case may be, may have been solicited, obtained and delivered to and received by the Corporation. For purposes of these Bylaws, to be considered a “qualified representative” of a Stockholder, a person must be a duly authorized officer, manager, general partner, managing member, trustee or the equivalent position-holder, of such Stockholder that is an entity, or must be authorized in writing signed by such Stockholder, and such person must produce such writing, or a reliable reproduction of such writing, at the meeting of Stockholders.

(2) For purposes of this Section 2.6, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News wires, PR Newswire, Business Wire or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to any of Sections 13, 14 and 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 2.6, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.6 shall be deemed to affect any rights (i) of Stockholders to request inclusion of proposals or nominees for election as Directors in the Corporation’s proxy statement pursuant to Rule 14a-8 or related rules under the Exchange Act, as such rules may be in effect from time to time, or (ii) of the holders of any series of Preferred Stock to elect Directors under the circumstances specified in the Certificate of Incorporation.

2.7 Quorum of Stockholders. Except as otherwise provided by any statute, the Certificate of Incorporation or these Bylaws, the holders of one-third of the voting power of all outstanding shares of stock entitled to vote at any meeting of stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at such meeting. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity. The chairman of the meeting shall have the power and duty to determine whether a quorum is present at any Stockholders meeting.

2.8 Conduct of Meetings. Meetings of Stockholders shall be presided over by the Chairman or by another chairman of the meeting designated by the Board. The date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be determined by the chairman of the meeting and announced at the meeting. The Board may adopt by resolution such rules and regulations for the conduct of a meeting of Stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of Stockholders shall have the exclusive right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to Stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.9 Adjournment of Meeting. Any meeting of Stockholders, annual or special, may be adjourned solely by the chairman of the meeting from time to time to reconvene at the same or some other time, date and place. The Stockholders present at a meeting shall not have authority to adjourn the meeting. Notice need not be given of any such adjourned meeting if the time, date and place thereof, and the means of remote communication, if any, for personal participation therein, are announced at the meeting at which the adjournment is taken, subject to the next-following paragraph of this Section 2.9; provided that, if the time, date and place of the adjourned meeting are not announced at the meeting at which the adjournment is taken, then the Secretary shall give written notice of the time, date and place of the adjourned meeting and the remote communication, if any, for personal participation in the adjourned meeting, not less than ten (10) days prior to the date of the adjourned meeting.

At an adjourned meeting at which a quorum is present, the Stockholders may transact any business which might have been transacted at the original meeting, and the adjourned meeting and the original meeting shall be deemed one and the same meeting. Once a share is represented for any purpose at a meeting, it shall be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. A new record date must be set if the meeting is adjourned in a single adjournment to a date more than one hundred twenty (120) days after the original date fixed for the meeting. If, after the adjournment a new record date is fixed for the adjourned meeting, or if the adjournment is for more than thirty (30) days, notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the adjourned meeting.

2.10 Postponement and Cancellation of Meeting. Any previously scheduled annual or special meeting of the Stockholders may be postponed, and any previously scheduled annual or special meeting of the Stockholders called by the Board may be canceled, by resolution of the Board upon public notice given prior to the time previously scheduled for such meeting of Stockholders.

2.11 Voting; Proxies. Unless otherwise provided in the Certificate of Incorporation, every Stockholder of record shall be entitled at every meeting of Stockholders to one vote for each share of capital stock standing in his, her or its name on the record date of Stockholders determined in accordance with applicable law. If the Certificate of Incorporation provides for more or less than one vote for any share on any matter, each reference in these Bylaws or the General Corporation Law to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such shares. The provisions of Sections 212 and 217 of the General Corporation Law shall apply in determining whether any shares of capital stock may be voted and the persons, if any, entitled to vote such shares; but the Corporation shall be protected in assuming that the persons in whose names shares of capital stock stand on the stock ledger of the Corporation are entitled to vote such shares. Holders of redeemable shares of stock are not entitled to vote after the notice of redemption is mailed to such holders and a sum sufficient to redeem the shares of stock has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares of stock. At any meeting of Stockholders (at which a quorum was present), all matters, except as otherwise provided by statute or by the Certificate of Incorporation or by these Bylaws (including, without limitation, Section 3.2 of these Bylaws concerning the election of directors) ~~,~~ shall be decided by a majority of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is present when the vote is taken. All elections of Directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation and shall be subject to Section 3.2 of these Bylaws. In voting on any other question on which a vote by ballot is required by law or is demanded by any Stockholder entitled to vote, the voting shall be by ballot. Each ballot shall be signed by the Stockholder voting or the Stockholder’s proxy and shall state the number of shares voted. On all other questions, the voting may be viva voce. Each ~~stockholder~~ Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such Stockholder by proxy. The validity and enforceability of any proxy shall be determined in accordance with Section 212 of the General Corporation Law. A Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary.

2.12 Voting Procedures and Inspectors of Election at Meetings of Stockholders. The Board, in advance of any meeting of Stockholders, may appoint one or more inspectors to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting may appoint, and on the request of any stockholder entitled to vote thereat shall appoint, one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. No ballots, proxies or votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a Stockholder shall determine otherwise.

2.13 Procedures for Action by Written Consent.

2.13.1 Request for a Record Date. (a) The record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board or as otherwise established in accordance with this Section 2.13.1. Any person seeking to have the Stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary and delivered to the Corporation at the Office of the Corporation and signed by a Stockholder of record, request that a record date be fixed for such purpose. The written notice shall contain at a minimum the information set forth in Sections 2.13.1(b) through (e) below. The Board shall have ten (10) days following the date of receipt of the notice to determine the validity of the request. Following the determination of the validity of the request, and (subject to compliance with Sections 2.13.1(b) through (e) below) no later than ten (10) days after the date on which such request is received by the Corporation, the Board may fix a record date for such purpose.

(b) Any Stockholder’s notice required by this Section 2.13.1 shall describe each action that the Stockholder proposes to take by consent. For each such proposal, the notice shall set forth (i) a description of the action for which the consent of the Stockholders is sought, (ii) the exact text of the proposal (including the exact text of any resolutions proposed for adoption by Stockholder consent and, in the event that such action includes a proposal to amend the Bylaws, the exact text of any proposed amendment), (iii) the reasons for soliciting consents for the proposal, (iv) any interest in the matter that is the subject of such action, including any anticipated benefit thereof, that is material, either individually or in the aggregate, to such Stockholder or the beneficial owners, if any, on whose behalf the action is proposed, or any of their affiliates, associates or others acting in concert with the Stockholder or any such beneficial owner, other than solely as a result of ownership of the Corporation’s securities, and (v) any other information relating to the Stockholder, the beneficial owner, or the proposed action that would be required to be disclosed in a proxy statement or other filings in connection with the solicitation of proxies or consents relating to the proposal pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(c) To the extent the proposed action by consent involves the election of Directors, the notice shall set forth or be accompanied by, as to each person whom the Stockholder proposes to elect as a Director, (i) the name, age, business address, and (if known to such Stockholder) the residence address of the person, (ii) the principal occupation and employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, and in the case of beneficial ownership, the identity of any other person or entity with whom beneficial ownership is shared, (iv) the date or dates on which beneficial or record ownership of such shares was acquired and the investment or other intent of such person with respect to each such acquisition, (v) a completed, signed and dated questionnaire, representation and agreement required by Section 2.6.1(4), (vi) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among the Stockholder and any beneficial owner on whose behalf the person is proposed for election as a Director, and any affiliates or associates of, or other persons acting in concert with, the Stockholder or any such beneficial owner, on the one hand, and the nominee and his or her affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act if such Stockholder or beneficial owner were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, ~~and~~ (vii) any other information relating to such person that is required to be disclosed in a proxy statement or other filings in connection with the solicitation of proxies or consents for the election of Directors, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (viii) a statement whether such person, if elected, intends to tender, promptly following such person’s election or reelection, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board of Directors, in accordance with the Corporation’s Corporate Governance Guidelines or such other policies or practices regarding Director elections as in effect at such time.

(d) In addition to the foregoing, the notice shall set forth as to the Stockholder giving the notice and each beneficial owner, if any, on whose behalf the notice is given (i) the name and address of such Stockholder (including, if applicable, as they appear on the Corporation’s books), and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or held of record by such Stockholder and such beneficial owner, and in the case of beneficial ownership, the identity of any other person or entity with whom beneficial ownership is shared, (iii) a description of any arrangement, understanding or agreement (whether oral or in writing) between or among the Stockholder and the beneficial owner (as well as any of their respective affiliates or associates), or with any other person or persons (including such person’s name or persons’ names) acting in concert with the Stockholder or beneficial owner, pursuant to or in connection with which the election or other action to be taken by consent is proposed by such Stockholder, (iv) a representation whether the Stockholder or the beneficial owner, if any, intends or is part of a group which intends to (1) deliver a proxy statement and/or consent solicitation statement to holders of at least the percentage of the Corporation’s outstanding capital stock required to effect the action by consent either to solicit consents or to solicit proxies to execute consents, and/or (2) otherwise solicit proxies or consents from Stockholders in support of the action to be taken by consent (and such representation shall also be included in any such proxy statement, form of proxy, or consent solicitation materials), (v) to the extent known to such Stockholder, the name and address of any other Stockholder supporting any such nomination or proposal of other business, (vi) a description of each Derivative Transaction by such Stockholder or beneficial owner that occurred in the immediately preceding twelve (12) months, including the class, series and number of securities involved in, and the material economic terms of each such Derivative Transaction, and (vii) any other information relating to such Stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies or consents relating to the proposed action by consent pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(e) During the ten (10) day period following the date of the receipt of the notice required under Section 2.13.1(a), the Corporation may require the Stockholder of record and/or beneficial owner or beneficial owners requesting a record date for proposed stockholder action by consent to furnish such other information as it may reasonably deem necessary or appropriate to determine the validity of the request for a record date.

2.13.2 Form of Consent. Every written consent purporting to take or authorize the taking of corporate action and/or related revocations (each such written consent and related revocation is referred to in this Section 2.13 as a “Consent”) shall bear the date of signature of each Stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated Consent delivered in the manner required by this Section 2.13, Consents signed by a sufficient number of Stockholders to take such action are so delivered to the Corporation.

2.13.3 Delivery of Consent. A Consent shall be delivered to the Corporation by delivery to its registered office in the State of Delaware or to the Secretary at the Office of the Corporation. Delivery to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

In the event of the delivery to the Corporation of Consents, the Secretary shall provide for the safekeeping of such Consents and shall promptly conduct such ministerial review of the sufficiency of the Consents and of the validity of the action to be taken by stockholder consent as the Secretary deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the Consents have given consent; provided that, if the corporate action to which the Consents relate is the removal or replacement of one or more members of the Board, the Secretary shall promptly designate two persons, who shall not be members of the Board, to serve as Inspectors with respect to such Consents, and such Inspectors shall discharge the functions of the Secretary under this Section 2.13.3. If after such investigation the Secretary or the Inspectors (as the case may be) shall determine that the Consents are valid and that the action therein specified has been validly authorized, that fact shall forthwith be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of Stockholders, and the Consents shall be filed in such records, at which time the Consents shall become effective as Stockholder action. In conducting the investigation required by this Section 2.13.3, the Secretary or the Inspectors (as the case may be) may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate to assist them, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

No action by written consent without a meeting shall be effective until such date as the Secretary certifies or the Inspectors certify to the Corporation that the Consents delivered to the Corporation in accordance with Section 2.13.3 represent at least the minimum number of votes that would be necessary to take the action.

Nothing contained in this Section 2.13 shall in any way be construed to suggest or imply that the Board or any Stockholder shall not be entitled to contest the validity of any Consent or revocation thereof, whether before or after such certification by the Secretary or the Inspectors, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

ARTICLE 3

DIRECTORS

3.1 General Powers. Except as otherwise provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or these Bylaws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation. In addition to the powers expressly conferred by these Bylaws, the Board may exercise all powers and perform all acts that are not required, by these Bylaws or the Certificate of Incorporation or by law, to be exercised and performed by the Stockholders.

3.2 Election. At any meeting of Stockholders duly called and held for the election of Directors (at which a quorum was present to organize the meeting), each nominee for Director shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that Directors shall be elected by a plurality of the votes cast by the holders (acting as such) of shares of stock of the Corporation entitled to elect such Directors at any meeting of Stockholders for which (i) the Secretary of the Corporation receives a notice that a Stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for Stockholder nominees for director set forth Sections 2.6.1(2) of these Bylaws and (ii) such nomination has not been withdrawn by such Stockholder on or prior to the tenth (10th) day before the Corporation first provides its notice of meeting for such meeting to the Stockholders. If Directors are to be elected by a plurality of the votes cast, Stockholders shall not be permitted to vote against a nominee. In any action by written consent in lieu of a meeting, Directors shall be elected as required by law or by the Certificate of Incorporation. ~~Directors shall, except as otherwise required by law or by the Certificate of Incorporation, be elected by a plurality of the votes cast at a meeting of Stockholders (at which a quorum was present to organize the meeting) by the holders of shares entitled to vote in the election, regardless of whether or not any election was a contested election but ceased to be such prior to completion of such election.~~

3.3 Resignation. Any Director may resign at any time by written notice to the Corporation. Such resignation shall take effect upon receipt by the Corporation, unless it is specified in such resignation that it shall take effect at a specified time or upon a specified event or events, and unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.

3.4 Compensation. Each Director, in consideration of his or her service as such, shall be entitled to receive from the Corporation such compensation per annum or for attendance at Board meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in connection with the performance of his or her duties. Each Director who shall serve as a member of any committee of the Board, in consideration of serving as such, shall be entitled to such additional compensation per annum or for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in the performance of his or her duties. Nothing contained in this Section 3.4 shall preclude any Director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

3.5 Times and Places of Meetings. The Board may hold meetings, both regular and special, either within or without the State of Delaware. The times and places for holding meetings of the Board may be fixed from time to time by resolution of the Board or (unless contrary to a resolution of the Board) in the notice of the meeting.

3.6 Annual Meeting. The annual meeting of each newly elected Board may be held at a time convenient to the Board. The annual meeting may be held immediately following the annual meeting of Stockholders and, if so held, no notice of such meeting shall be necessary to the Directors in order to constitute the meeting legally, provided a quorum shall be present.

3.7 Regular Meetings. Regular meetings of the Board may be held without notice at such times and at such places as shall from time to time be determined by the Board.

3.8 Special Meetings. Special meetings of the Board may be called by the Chairman, the Lead Director (if any, as provided in the Company’s corporate governance policies), the Chief Executive Officer or, upon the direction of any of the foregoing, the Secretary on at least twenty-four (24) hours’ notice to each Director given by one of the means specified in Section 3.11 hereof other than by mail, or on at least seventy-two (72) hours’ notice, if given by mail. Special meetings shall be called by the Secretary in like manner and on like notice on the written request of a majority of the Directors then serving.

3.9 Meetings by Electronic Communications Equipment. Directors or members of any committee designated by the Board may participate in a meeting of the Board or of such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.9 shall constitute presence in person at such meeting.

3.10 Adjourned Meetings. A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to a later time on the same date or a time on another date, to be held at the same place or a different place, without notice other than by announcement at the meeting. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

3.11 Notice Procedure. Subject to Sections 3.8 and 3.14 hereof, whenever, under the provisions of any law, the Certificate of Incorporation or these Bylaws, notice is required to be given to any Director, such notice shall be deemed given effectively if given orally or in writing, in person or by telephone (including voice messaging systems or other systems or technology designed to record and communicate messages), facsimile transmission, telegraph or telex, or by electronic mail or other electronics means, or by mail addressed to such Director at such Director’s address as it appears on the records of the Corporation, with postage thereon prepaid.

3.12 Waiver of Notice. Whenever the giving of any notice is required by law, the Certificate of Incorporation or these Bylaws, a waiver thereof, in writing, signed by the person or persons entitled to said notice or by electronic transmission with the sender verifiable, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board or a committee of the Board need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these Bylaws. The transaction of all business at any meeting of the Board, or any committee thereof, however called or noticed or wherever held or if held solely by means of remote communication, shall be as valid as though transacted at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the Directors not present who did not receive proper notice shall sign a written waiver of notice or shall waive notice by electronic communications with the waiving Director verifiable. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

3.13 Organization. At each meeting of the Board, the Chairman or, in the absence of the Chairman, the Lead Director (if any, as provided in the Corporation’s corporate governance policies) or, in the absence of the Lead Director, a Director chosen by a majority of the Directors present shall preside. The Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries (or if, notwithstanding the foregoing, the person presiding at the meeting determines that neither the Secretary nor any Assistant Secretary shall act as secretary of the meeting), the person presiding at the meeting may appoint any person to act as secretary of the meeting.

3.14 Quorum of Directors. Unless the Certificate of Incorporation requires a greater number and except with respect to any question related to indemnification under Article 8 of these Bylaws, for which a quorum shall be one-third of the number of Directors fixed as constituting the full Board from time to time (rounded up to the nearest whole number of Directors), the presence in person of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board, but a majority of a smaller number may adjourn any such meeting to a later time on the same date or a time on another date, to be held at the same place or a different place, without notice other than by announcement at the meeting.

3.15 Action by Majority Vote. Except as otherwise expressly required by law, the Certificate of Incorporation or these Bylaws, the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

3.16 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing or by means of electronic transmission, and the writing or writings and evidence of transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

ARTICLE 4

COMMITTEES OF THE BOARD

The Board, by resolution adopted by the Board, may designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. The Board may designate one or more Directors as alternate members of any committee to replace absent or disqualified members at any meeting of such committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board passed as aforesaid, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be impressed on all papers that may require it, but no such committee shall have the power or authority of the Board in reference to (i) approving or adopting, or recommending to the Stockholders, any action or matter expressly required by the General Corporation Law to be submitted to the Stockholders for approval or (ii) adopting, amending or repealing any Bylaw of the Corporation. Unless otherwise specified in the resolution of the Board designating a committee, at all meetings of such committee a majority of the total number of members of the committee shall constitute a quorum for the transaction of business (or one-third of the total number of members of the committee with respect to any question related to indemnification under Article 8 of these Bylaws), and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article 3 of these Bylaws.

ARTICLE 5

OFFICERS

5.1 Positions. The officers of the Corporation shall be a Chairman, a Chief Executive Officer, a President, a Secretary, a Treasurer, and such other officers as the Board may appoint, including one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board may designate one or more Vice Presidents as Senior Vice Presidents, Executive Vice Presidents, or such other titles as it determines and may use descriptive words or phrases to designate the standing, seniority or areas of special competence of the Vice Presidents elected or appointed by it. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide.

5.2 Appointment. The officers of the Corporation shall be chosen by the Board annually or at such other time or times as the Board shall determine.

5.3 Compensation. The compensation of all officers of the Corporation shall be fixed by the Board or a committee of the Board. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that the officer is also a Director.

5.4 Term of Office. Each officer of the Corporation shall hold office until such officer’s successor is chosen and qualifies or until such officer’s earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect upon receipt by the Corporation, unless it is specified in such resignation that it shall take effect at a specified time or upon a specified event or events, and less otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any. Any officer elected or appointed by the Board may be removed at any time, with or without cause, by vote of a majority of the entire Board. Any vacancy occurring in any office of the Corporation shall be filled by the Board. The removal of an officer without cause shall be without prejudice to the officer’s contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

5.5 Fidelity Bonds. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

5.6 Chairman. Subject to the provisions of Section 2.8 and 3.13 of these Bylaws, the Chairman shall preside at all meetings of the Board and of the Stockholders and shall exercise such powers and perform such other duties as shall be determined from time to time by the Board.

5.7 Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general supervision over the business of the Corporation, subject, however, to the control of the Board and of any duly authorized committee of the Board. All officers, other than the Chief Executive Officer, shall be subject to the direction of the Chief Executive Officer. The Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed and, in general, the Chief Executive Officer shall perform all duties incident to the office of chief executive officer of a corporation and such other duties as may from time to time be assigned to the Chief Executive Officer by the Board.

5.8 President. At the request of the Chief Executive Officer, or, in the Chief Executive Officer’s absence, at the request of the Board by the Board’s resolution, the President shall perform all of the duties of the Chief Executive Officer and, in so performing, shall have all the powers of, and be subject to all restrictions upon, the Chief Executive Officer. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed, and the President shall perform such other duties as from time to time may be assigned to the President by the Board or by the Chief Executive Officer.

5.9 Vice Presidents. At the request of the President, or, in the President’s absence, at the request of the Board, the Vice Presidents shall (in such order as may be designated by the Board or, in the absence of any such designation, in order of seniority based on age) perform all of the duties of the President and, in so performing, shall have all the powers of, and he subject to all restrictions upon, the President. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed, and each Vice President shall perform such other duties as from time to time may be assigned to such Vice President by the Board, by the Chief Executive Officer or by the President.

5.10 Secretary. The Secretary shall attend all meetings of the Board and of the Stockholders and shall record all the proceedings of the meetings of the Board and of the Stockholders in a book to be kept for that purpose, and shall perform like duties for committees of the Board, when required. The Secretary shall give, or cause to be given, notice of all special meetings of the Board and of the Stockholders and shall perform such other duties as may be prescribed by the Board or by the Chief Executive Officer, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to impress the same on any instrument requiring it, and when so impressed the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to impress the seal of the Corporation and to attest the same by such officer’s signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the Chief Executive Officer, the President or any Vice President. The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and to meetings of the Board, committees of the Board, and the Stockholders, shall see that the reports, statements and other documents required by law are properly kept and filed and, in general, shall perform all duties incident to the office of secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by the Board or by the Chief Executive Officer.

5.11 Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined by the Board and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Corporation; have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the Chief Executive Officer or the Board, whenever the Chief Executive Officer or the Board shall require the Treasurer so to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation; exhibit at all reasonable times the records and books of account to any of the Directors upon application at the office of the Corporation where such records and books are kept; disburse the funds of the Corporation as ordered by the Board; and, in general, perform all duties incident to the office of treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by the Board or the Chief Executive Officer.

5.12 Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board or by the Chief Executive Officer.

ARTICLE 6

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

6.1 Execution of Contracts. The Board, except as otherwise provided in these Bylaws, may prospectively or retroactively authorize any officer or officers, employee or employees or agent or agents, in the name and on behalf of the Corporation, to enter into any contract or execute and deliver any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.

6.2 Loans. The Board may prospectively or retroactively authorize the Chief Executive Officer or any other officer, employee or agent of the corporation to effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances the person so authorized may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and, when authorized by the Board so to do, may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority conferred by the Board may be general or confined to specific instances, or otherwise limited.

6.3 Checks, Drafts, Etc. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.

6.4 Deposits. The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation with such banks, trust companies, investment banking firms, financial institutions or other depositaries as the Board may select or as may be selected by an officer, employee or agent of the Corporation to whom such power to select may from time to time be delegated by the Board.

ARTICLE 7

STOCK AND DIVIDENDS

7.1 Certificates Representing Shares. Shares of the Corporation’s capital stock may be certificated or uncertificated, as provided under the General Corporation Law, and shall be entered in the books of the Corporation and registered as they are issued. Any certificates representing shares of stock shall be signed by the Chairman, the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be impressed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registrar other than the Corporation itself or its employee. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may, unless otherwise ordered by the Board, be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

7.2 Transfer of Shares. Transfers of shares of capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof or by the holder’s duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary or a transfer agent of the Corporation, and, except where a certificate is issued in accordance with Section 7.4 below or in the case of uncertificated shares, on surrender of the certificate or certificates representing such shares of capital stock properly endorsed for transfer and upon payment of all necessary transfer taxes. Every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or an Assistant Secretary or the transfer agent of the Corporation. A person in whose name shares of capital stock shall stand on the books of the Corporation shall be deemed the owner thereof to receive dividends, to vote as such owner and for all other purposes as respects the Corporation. No transfer of shares of capital stock shall be valid as against the Corporation, its Stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until such transfer shall have been entered on the books of the Corporation by an entry showing from and to whom transferred.

7.3 Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

7.4 Lost, Destroyed, Stolen and Mutilated Certificates. The holder of any certificate for shares of capital stock of the Corporation shall promptly notify the Corporation of any loss, destruction, theft or mutilation of such certificate representing such shares, and the Corporation may issue a new certificate to replace the certificate alleged to have been lost, destroyed, stolen or mutilated. The Board may, in its discretion, as a condition to the issue of any such new certificate, require the owner of the lost, destroyed, stolen or mutilated certificate, or his or her legal representatives, to make proof satisfactory to the Board of such loss, destruction, theft or mutilation and to advertise such fact in such manner as the Board may require, and to give the Corporation and its transfer agents and registrars, or such of them as the Board may require, a bond in such form, in such sums and with such surety or sureties as the Board may direct, to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against any of them on account of the continued existence of any such certificate so alleged to have been lost, destroyed, stolen or mutilated and against any expense in connection with such claim.

7.5 Rules and Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws or with the Certificate of Incorporation, concerning the issue, transfer and registration of certificates representing shares of its capital stock.

7.6 Restriction on Transfer of Stock. A written restriction on the transfer or registration of transfer of capital stock of the Corporation, if permitted by Section 202 of the General Corporation Law and noted conspicuously on any certificate representing such capital stock, may be enforced against the holder of the restricted capital stock or any successor or transferee of the holder, including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Unless noted conspicuously on any certificate representing such capital stock, a restriction, even though permitted by Section 202 of the General Corporation Law, shall be ineffective except against a person with actual knowledge of the restriction. A restriction on the transfer or registration of transfer of capital stock of the Corporation may be imposed either by the Certificate of Incorporation or by an agreement among any number of Stockholders or among such Stockholders and the Corporation. No restriction so imposed shall be binding with respect to capital stock issued prior to the adoption of the restriction unless the holders of such capital stock are parties to an agreement or voted in favor of the restriction.

7.7 Dividends, Surplus, Etc. Subject to the provisions of the Certificate of Incorporation and of law, the Board:

7.7.1 may declare and pay dividends or make other distributions on the outstanding shares of capital stock in such amounts and at such time or times as it, in its discretion, shall deem advisable giving due consideration to the condition of the affairs of the Corporation;

7.7.2 may use and apply, in its discretion, any of the surplus of the Corporation in purchasing or acquiring any shares of capital stock of the Corporation, or purchase warrants therefor, in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness; and

7.7.3 may set aside from time to time out of such surplus or net profits such sum or sums as, in its discretion, it may think proper, as a reserve fund to meet contingencies, or for equalizing dividends or for the purpose of maintaining or increasing the property or business of the Corporation, or for any purpose it may think conducive to the best interests of the Corporation.

ARTICLE 8

INDEMNIFICATION

8.1 Indemnity Undertaking. To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a “Proceeding”), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an “Other Entity”), against judgments, fines, penalties, excise taxes, amounts paid in settlement, and costs, charges and expenses (including attorneys’ fees and disbursements). Persons who are not Directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Section 8. Except as otherwise provided in Section 8.3 hereof, the Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by the person was authorized by the Board.

8.2 Advancement of Expenses. The Corporation shall, from time to time, reimburse or advance to any Director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided that, if required by the General Corporation Law, such expenses incurred by or on behalf of any Director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such Director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such Director, officer or other person is not entitled to be indemnified for such expenses. Except as otherwise provided in Section 8.3 hereof, the Corporation shall be required to reimburse or advance expenses incurred by a person in connection with a Proceeding (or part thereof) commenced by such person only if the commencement of such Proceeding (or part thereof) by the person was authorized by the Board.

8.3 Claims. If a claim for indemnification or advancement of expenses under this Article 8 is not paid in full within thirty (30) days after a written claim therefor by the person seeking indemnification or reimbursement or advancement of expenses has been received by the Corporation, the person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the person seeking indemnification or reimbursement or advancement of expenses is not entitled to the requested indemnification, reimbursement or advancement of expenses under applicable law.

8.4 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article 8 shall not adversely affect any right or protection hereunder of any person entitled to indemnification under Section 8.1 in respect of any act or omission occurring prior to the time of such repeal or modification.

8.5 Rights Not Exclusive. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, the Certificate of Incorporation, these Bylaws, any agreement, any vote of stockholders or disinterested Directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

8.6 Continuation of Benefits. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall continue as to a person who has ceased to be a Director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

8.7 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 8, the Certificate of Incorporation or under Section 145 of the General Corporation Law or any other provision of law.

8.8 Binding Effect. The provisions of this Section 8 shall be a contract between the Corporation, on the one hand, and each Director and officer who serves in such capacity at any time while this Section 8 is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such Director, officer or other person intend to be legally bound. No repeal or modification of this Section 8 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

8.9 Procedural Rights. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not proper in the circumstances because the Director or officer has not met the applicable standard of conduct set forth in Section 145 of the General Corporation Law shall be on the Corporation. Neither the failure of the Corporation (including Board, its independent legal counsel and its Stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances because the Director or officer has met such applicable standard, nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its Stockholders) that such Director or officer is not entitled to such indemnification or reimbursement or advancement of expenses, shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

8.10 Service Deemed at Corporation’s Request. Any Director or officer of the Corporation serving in any capacity (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

8.11 Election of Applicable Law. Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Section 8 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

ARTICLE 9

BOOKS AND RECORDS

9.1 Books and Records. There shall be kept at the Office of the Corporation correct and complete records and books of account recording the financial transactions of the Corporation and minutes of the meetings of the Stockholders, the Board and any committee of the Board. The Corporation shall keep at the Office of the Corporation, or at the office of the transfer agent or registrar of the Corporation, a record containing the names and addresses of all Stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

9.2 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

9.3 Inspection of Books and Records. Except as otherwise provided by law, the Board shall determine from time to time whether, and, if allowed, when and under what conditions and regulations, the accounts, books, minutes and other records of the Corporation, or any of them, shall be open to the Stockholders for inspection.

ARTICLE 10

SEAL

The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

ARTICLE 11

FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and may be changed, by resolution of the Board.

ARTICLE 12

PROXIES AND CONSENTS

Unless otherwise directed by the Board, the Chairman, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer, or any one of them, may execute and deliver on behalf of the Corporation proxies respecting any and all shares or other ownership interests of any Other Entity owned by the Corporation, appointing such person or persons as the officer executing the same shall deem proper to represent and vote the shares or other ownership interests so owned at any and all meetings of holders of shares or other ownership interests, whether general or special, and/or to execute and deliver consents respecting such shares or other ownership interests; or any of the aforesaid officers may attend any meeting of the holders of shares or other ownership interests of such Other Entity and thereat vote or exercise any or all other powers of the Corporation as the holder of such shares or other ownership interests.

ARTICLE 13

EMERGENCY BYLAWS

Unless the Certificate of Incorporation provides otherwise, the following provisions of this Article 13 shall be effective during an emergency, which is defined as when a quorum of the Corporation’s Directors cannot be readily assembled because of some catastrophic event. During such emergency:

13.1 Notice to Board Members. Any one member of the Board or the Chief Executive Officer or President may call a meeting of the Board. Notice of such meeting need be given only to those Directors whom it is practicable to reach, and may be given in any practical manner, including by publication and radio. Such notice shall be given at least six (6) hours prior to commencement of the meeting (or such lesser time as is reasonable under the circumstances).

13.2 Temporary Directors and Quorum. One or more officers of the Corporation present at the emergency Board meeting, as is necessary to achieve a quorum, shall be considered to be Directors for the meeting, and shall so serve in order of rank, and within the same rank, in order of seniority. In the event that less than a quorum of the Directors are present (including any officers who are to serve as Directors for the meeting), those Directors present (including the officers serving as Directors) shall constitute a quorum.

13.3 Actions Permitted To Be Taken. The Board as constituted in Section 13.2, and after notice as set forth in Section 13.1 may:

13.3.1 prescribe emergency powers to any officer of the Corporation;

13.3.2 delegate to any officer or Director any of the powers of the Board;

13.3.3 designate lines of succession of officers and agents, in the event that any of them are unable to discharge their duties;

13.3.4 relocate the principal place of business of the Corporation, or designate successive or simultaneous principal places of business; and

13.3.5 take any other convenient, helpful or necessary action to carry on the business of the Corporation.

ARTICLE 14

AMENDMENTS

These Bylaws may be altered, amended or repealed, and new Bylaws made, by the Board, but the Stockholders may make additional Bylaws and may alter and repeal any Bylaws whether adopted by them or otherwise.